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                                                                EXHIBIT 10.232.1

                        AMENDMENT TO EMPLOYMENT AGREEMENT

                                                                February 9, 2005

Adam K. Weinstein
255 Cardinal Lane
Jupiter, Florida  33458

Dear Adam:

     Reference is made to the Employment Agreement dated as of January 1, 2004 (as amended, the "Agreement") by and between Paxson Communications Management Company, Inc. ("Paxson") and Adam K. Weinstein ("Employee"). Capitalized terms used and not otherwise defined herein have the respective meanings assigned thereto in the Agreement.

     Section 3.02(a)(i) of the Agreement is hereby amended and restated in its entirety as follows:

          "Commencing on the date which is six (6) months and one (1) day after the termination date and continuing in effect for a period equal to the number of Severance Months specified in Schedule I hereto, Employee will receive the Employee's Base Salary as in effect on the date of termination;"

     All other terms and conditions of the Agreement remain the same. If the foregoing correctly sets forth your understanding of our intentions with respect to the matters set forth above, please indicate by executing a copy of this amendment as provided below and returning the same to us.

                                        Paxson Communications Management
                                        Company, Inc.


                                        By /s/ Lowell W. Paxson
                                           -------------------------------------
                                           Name: Lowell W. Paxson
                                           Title: Chairman and Chief
                                                  Executive Officer


Accepted and Agreed as of this
10th day of February, 2005:


/s/ Adam K. Weinstein
-------------------------------------
    Adam K. Weinstein